Exhibit 10.13

FOURTH AMENDMENT TO CONSIGNMENT AGREEMENT

THIS FOURTH AMENDMENT TO CONSIGNMENT AGREEMENT (this “Amendment”) is made as of the 14th day of September, 2007, by and among THE BANK OF NOVA SCOTIA, a Canadian chartered bank (“Consignor”), and AGY HOLDING CORP., a Delaware corporation (“Holding”), AGY AIKEN LLC, a Delaware limited liability company (“Aiken”), and AGY HUNTINGDON LLC, a Delaware limited liability company (“Huntingdon”; Holding, Aiken and Huntingdon are herein collectively referred to as “Customer”).

WITNESSETH THAT:

WHEREAS, Consignor (as assignee of Bank of America, N.A.) and Customer are parties to a certain Consignment Agreement dated as of August 25, 2005, as amended by a First Amendment to Consignment Agreement dated as of April 7, 2006, a Second Amendment to Consignment Agreement dated as of April 21, 2006, and a Third Amendment to Consignment Agreement dated as of October 25, 2006 (as amended, the “Consignment Agreement”); and

WHEREAS, the parties hereto desire to amend certain provisions of the Consignment Agreement as hereinafter provided.

NOW, THEREFORE, for value received, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Capitalized Terms.

Capitalized terms used in this Amendment without definition herein shall have the meanings given to such terms in the Consignment Agreement.

2.	Amended Definitions.

(a) The definition of the term “Consignment Limit” as set forth in Section 1.01 of the Consignment Agreement is hereby amended to read in its entirety as follows:

““Consignment Limit” means (a) the lesser of (i) Forty Million Dollars ($40,000,000), and (ii) the value (as determined in accordance with Section 2.02) of 30,000 ounces of Platinum; or (b) such other limit as Consignor and Customer may agree upon from time to time as evidenced by an amendment in substantially the form of Exhibit C attached hereto and made a part hereof.”

(b) The definition of Fixed Rate Period as set forth in Section 1.01 of the Consignment Agreement is hereby amended to read in its entirety as follows:

““Fixed Rate Period” means, with respect to the Consignment of Precious Metal based upon a Fixed Consignment Fee, the period beginning on the Drawdown Date and ending one (1) month, two (2) months, three (3) months, six (6) months, nine (9) months, or twelve (12) months after such Drawdown Date (or such other period, not to exceed twelve (12) months, as Consignor and Customer shall agree upon from time to time), as Customer may select in its relevant notice pursuant to Sections 2.04 or 2.05; provided, however, that, if such Fixed Rate Period would otherwise end on a day which is not a London Banking Day, such Fixed Rate Period shall end on the next following London Banking Day; provided, however, that if such next following London Banking Day is the first London Banking Day of a calendar month, such Fixed Rate Period shall end on the next preceding London Banking Day.”

3.	Representations and Warranties.

Customer hereby represents and warrants to Consignor that (a) on and as of the date hereof, Customer is not in default of any covenant set forth in the Agreement, as amended hereby, and (b) except as may be disclosed in writing to Consignor contemporaneously with Customer’s execution hereof, restates as of the date hereof and incorporates herein by reference all representations and warranties set forth in the Agreement, except that for the purposes of such incorporation by reference, the term “this Agreement” shall be amended to read “this Amendment.”

4.	Applicable Law.

This Amendment and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of New York (excluding the laws applicable to conflicts or choice of law).

5.	Integration.

This Amendment is intended by the parties as the final, complete and exclusive statement of the amendment intended hereby. The Agreement, as amended hereby, may not be amended or modified except by a written instrument describing such amendment or modification, executed by Customer and Consignor.

6.	Expenses.

Customer hereby covenants and agrees to pay all out-of-pocket expenses, costs and charges incurred by Consignor (including reasonable fees and disbursements of counsel) in connection with the preparation and implementation of this Amendment.

7.	Reaffirmation.

Except as amended hereby, the Agreement shall remain in full force and effect and is in all respects hereby ratified and affirmed.

8.	Counterparts.

This Amendment may be executed by the parties hereto in any number of separate counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

[The next page is the signature page]

IN WITNESS WHEREOF, the undersigned parties have caused this Fourth Amendment to Consignment Agreement to be executed by their respective duly authorized officers as of the date first above written.

AGY HOLDING CORP.

By:	/s/ Wayne T. Byrne
Name:	Wayne T. Byrne
Title:	Chief Financial Officer

AGY AIKEN LLC

By:	AGY Holding Corp., its sole member

	By:	/s/ Wayne T. Byrne
	Name:	Wayne T. Byrne
	Title:	Chief Financial Officer

AGY HUNTINGDON LLC

By:	AGY Holding Corp., its sole member

	By:	/s/ Wayne T. Byrne
	Name:	Wayne T. Byrne
	Title:	Chief Financial Officer

THE BANK OF NOVA SCOTIA

By:	/s/ Anthony J. Capuano
Name:	Anthony J. Capuano
Title:	Director